UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2019

SSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55898	82-2776224
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
8700 Perry Highway, Pittsburgh, Pennsylvania		15237
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:     (412) 837-6955

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the previously-reported termination of employment of Jennifer Harris, the former Chief Lending Officer of SSB Bank, the wholly-owned subsidiary of SSB Bancorp, Inc. (the “Company”), effective May 3, 2019, the Company, SSB Bank, SSB Bancorp, MHC (the “MHC” and together with the Company and SSB Bank, the “SSB Parties”) and Jennifer Harris entered into a Separation Agreement and General Release Agreement (the “Agreement”).  The effective date of the Agreement is June 1, 2019.

The Agreement includes confidentiality and non-disparagement provisions and a full and final release of claims.  Pursuant to the Agreement the SSB Parties have agreed to pay Ms. Harris her current annual salary through February 3, 2020, as severance compensation.  The SSB Parties have also agreed to pay her group health benefits under COBRA through February 3, 2020 or the date on which she ceases to be eligible for COBRA, whichever occurs first.  The severance compensation and COBRA benefits are paid in exchange for Ms. Harris’ performance of her obligations under the Agreement.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02(e).
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement and General Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SSB BANCORP, INC.

Dated: June 4, 2019	By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer